Exhibit 10.9

PROMISSORY NOTE AGREEMENT

AGREEMENT made as of the 30th Day of June 2005 by and between MaxMed Technologies, Inc. ("Borrower"), a Delaware corporation, with offices at 9265 Dowdy Drive, Suite 11, San Diego, California 92126 and BioElectronics Corporation, a Maryland corporation, having an office at 401 Rosemont Avenue, Frederick, Maryland 21701, ("Lender" or "Holder").

WITNESSETH

WHEREAS, Borrower desires to borrow three hundred thousand dollars ($300,000) from the Lender to receive the Appointment and to purchase 15,000 pre-finished inventory parts to be stocked at Lender’s manufacturing facility; and

WHEREAS, Lender is willing to provide a $300,000 loan upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto, in exchange for the mutual covenants herein contained and intending to be legally bound hereby agree as follows:

RECITAL

MaxMed Technologies, Inc. ("Borrower"), for value received, hereby promises to pay to the order of BioElectronics Corporation, ("Holder"), the principal amount of three hundred thousand dollars ($300,000) dollars, in installments, as hereinafter defined, on or before July 1, 2007, and to pay interest from the date hereof on the unpaid principal amount hereof at the rate set forth below, all on the terms and conditions set forth herein. Payments for all amounts due hereunder shall be made in lawful money of the United States of America to Holder.

TERMS OF NOTE

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder and Borrower hereof, by the acceptance of this Note, agree:

1. Definitions. As used in this Note, the term "Holder" or "Lender" shall mean BioElectronics Corporation or any subsequent holder of this Note.

2. Interest. Interest shall accrue from the date of shipment acceptance of the Initial Purchase Commitment as described in Section 4.1 of this Distributor Agreement until all outstanding principal and interest on this Note shall have been paid in full at the rate of five percent (5%) per annum on the unpaid principal balance hereof and shall be payable on the Due Date.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"):

(i) Default in payment of principal or interest under this Note when due;

(ii) A material default by the Borrower in any obligation, or breach by the Borrower of any representation, warranty, covenant or agreement, herein or in other documents signed by the Borrower in connection with the issuance of this Note, which is not cured or cannot be cured by the Borrower within ten (10) days after the Holder has given the Borrower written notice of such default;

(iii) The institution by the Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy of insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property, or the taking of any action by the Borrower in furtherance of any such action;

(iv) If, within sixty (60) days after the commencement of an action against the Borrower seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Borrower or all orders or proceedings there under affecting the property of the Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Borrower of any trustee or receiver for all or any substantial part of its property such appointment shall not have been vacated;

Upon the occurrence of an Event of Default specified in clauses (iii) or (iv) above, the principal amount of this Note, all interest thereon and all other amounts payable hereunder shall thereupon and concurrently therewith become due and payable and interest upon the principal shall accrue at the rate of 10% per annum, all without any action by the Holder of this Note, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything in this Note to the contrary notwithstanding.

4. Prepayment. The Borrower agrees to prepay or reduce the principal sum due on this Note by paying for finished product inventory according the prices on Schedule A and the terms and conditions set forth in Section 4 of the Distributor Agreement, prior to the Due Date until the principal sum, plus accrued interest is paid in full. The Borrower may also at any time prepay in whole or part the principal sum, plus accrued interest on the amount so prepaid to date of payment of this Note, without penalty or premium.

5. Representations. The Borrower represents and warrants to the Holder that: (i) each of this Note and the Security Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms; (ii) the execution and delivery by the Borrower of this Note and the Security Agreement and the performance by the Borrower of the transactions contemplated hereby and thereby do not and will not conflict with, or result in a breach of, or constitute a default under the Certificate of Incorporation or by-laws of the Borrower or any agreement to which the Borrower is a party or to which the Borrower or its assets may be bound or affected; (iii) the Borrower is not now, nor has been at any time, in default of any Agreement with any lender or any creditor, nor has there been a claim against the Borrower, or threat or notice of claim from any creditor or shareholder; and (iv) the authorized capital stock of the obligor is Eleven Million (11,000,000) shares of Common Stock and One Million (1,000,000) shares of preferred stock, of which 3,681,710 shares of Common Stock, 195,000 shares of Series A Preferred Stock, 32,577 shares of Series B Preferred Stock, and 26,000 shares of Series C Preferred Stock are issued and outstanding; and (v) the Obligor has reserved for issuance under stock option plans 570,000 shares of Common Stock for issuance to employees, directors and consultants of the Obligor.

6. Payment in Stock. Upon any Event of Default under this Note and the acceleration of the amounts due hereunder, then Obligor shall issue to Holder such number of shares of common stock Obligor as shall pay in full all mounts due under this Note, where each share of common stock of Obligor shall be valued at the fair market value of such stock as of the date of the Event of Default. If the Obligor and the Company are not able to agree on the fair market value of the common stock of Obligor within thirty (30) days following the Company’s demand for issuance of stock as provided herein, then the fair market value of the Company’s common stock shall be determined in accordance with Section 20 of the Distribution Agreement.

7. Waiver of Presentation, Demand, Etc. All parties now or hereafter liable with respect to this Note, whether the Borrower, Guarantor, endorser or any other person hereby expressly waive presentment, demand of payment, protest, notice for demand of payment, protest and notice of non-payment, or any other notice of any kind with respect thereto. No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder or under the Security Agreement or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder or of any right or remedy hereunder or there under shall preclude or stop another or further exercise or any other right or remedy.

8. Defenses, Set-Offs, Counterclaims. Borrower hereby agrees not to raise or interpose any defense, set-off or counterclaim of any kind or nature whatsoever which it may have against the Holder in any action brought upon this Note, and Borrower acknowledges that it has no defense of any kind or nature to the enforcement of this Note, or to the binding nature of the obligations represented hereby or thereby.

9. Amendments. No amendment, modification, alteration or change of any of the provisions of this Note shall be effective unless in writing signed by the Borrower and the Holder and only to the extent therein set forth.

10. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding the body of law relating to conflict laws. Obligor hereby consents to the exclusive jurisdiction of the state and federal courts located in San Diego County, California, in connection with any lawsuit, claim or other proceeding relating to this Note or the transactions contemplated hereby or thereby.

11. Consent to Service and Waiver of Jury Trial. The Borrower hereby consents to service of any notice, process, motion or other document in connection with any lawsuit or other proceeding arising out of or relating to this Note or the Security Agreement by registered mail, return receipt requested, to the address set forth below or such other address as the Borrower shall provide Holder in writing and the Borrower hereby waives any right to trial by jury in any such lawsuit or proceeding.

12. Severability. In the event that any term or provision of this Note shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by any authority having jurisdiction, such determination shall not impair or otherwise affect the validity, legality or enforceability of the remaining terms and provisions of this Note, which shall be enforced as if the unenforceable term or provision were deleted.

IN WITNESS WHEREOF, the undersigned has caused this Note to be issued this 30th day of June 2005.

MaxMed Technologies, Inc. ("Borrower")
9265 Dowdy Drive, Suite 11
San Diego, California 92126

By:	/s/ Thomas Pichler
Thomas Pichler, President

BioElectronics Corporation ("Holder")
410 Rosemont Avenue
Frederick, Maryland 21701

By:	/s/ Thomas J. O’Connor
Thomas J. O’Connor, Executive Vice
President & COO